UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): August 3, 2001


                             SOFTLOCK.COM, INC.
                             ------------------
           (Exact name of registrant as specified in its charter)


                                  DELAWARE
                                  --------
               (State or other jurisdiction of incorporation)


       33-37751-D                                     84-1130229
       ----------                                     ----------
(Commission File Number)                  (IRS Employer Identification No.)


              5 CLOCK TOWER PLACE, SUITE 440 MAYNARD, MA 01754
              ------------------------------------------------
             (Address of principal executive offices) (Zip code)


                               (978) 461-5940
                               --------------
            (Registrant's telephone number, including area code):


                                     N/A
                                     ---
        (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS.

On August 3, 2001, the Superior Court of Massachusetts, Middlesex County, Cambridge Division (the "Court") issued an order (the "Order") establishing a procedure for the solicitation by SoftLock Services, Inc. ("SoftLock") of offers to acquire its assets including intellectual property and to approve any subsequent transfer and distribution of the proceeds. The Order authorizes SoftLock to seek a buyer for its assets and to present the offers to the Court for approval free and clear of encumbrances, upon notice to all creditors, stockholders and parties in interest and a court determination that the offer is fair and reasonable.

The Order was entered by the Court in litigation (Civil Action No. 2001-
2709) filed on June 26, 2001 by SoftLock's landlord, Wellesley/Rosewood Maynard Mills Ltd. Partnership, seeking to recover past due rental payments. Earlier in the proceedings, the Court had entered a temporary order enjoining SoftLock from taking certain actions. At the request of the parties, the Court vacated the temporary restraining order and substituted the Order detailing the procedures under which SoftLock's assets may be transferred, and the proceeds distributed. A copy of the Order is attached as Exhibit 99.1.

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

      (c)   Exhibits.

            99.1 Order of the Superior Court of Massachusetts, Middlesex County, Cambridge Division (Civil Action No. 2001-2709), dated August 3, 2001.


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 6, 2001             SOFTLOCK.COM, INC.
                                  (Registrant)

                                  By: /S/ Jonathan Schull
                                      -------------------------------------
                                      Jonathan Schull
                                      President and Chief Executive Officer





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